EXHIBIT 2.1

July 19, 2004

SkyPath Satellite Systems, Inc.

217 North Dooley Road

Grapevine, TX  76051

Re:

Letter of Intent Relating to Transaction

Ladies and Gentlemen:

The purpose of this letter of intent ("Letter") is to set forth certain understandings between Oxford Media Corporation, a Delaware corporation ("Oxford") and SkyPath Satellite Systems, Inc., a Texas corporation ("Skypath"), with respect to a proposed Acquisition or other reorganization transaction between Oxford Media Corporation, a Delaware corporation (“Oxford”) and Skypath ("Transaction") based on the following:

1.

Transaction.  Oxford and Skypath presently intend that, subject to the negotiation, execution and delivery of a definitive agreement (the "Transaction Agreement") satisfactory in all respects to both parties, and to the approval of the transaction by all corporate actions required by the respective parties, Skypath will be acquired by Oxford, with Skypath becoming a wholly owned subsidiary corporation, Oxford will acquire substantially all of the assets or shares of capital stock of Skypath. Skypath and Oxford will structure the acquisition, which is intended to be tax free and accounted for, if possible, using the pooling of interests method.  The parties will structure the transaction in a manner so that each of the parties can comply with applicable legal, tax and accounting requirements.  The Transaction Agreement shall contemplate the following terms:

(a)

Skypath and Oxford presently intend that, subject to the negotiation, execution and delivery of a definitive agreement (the "Transaction Agreement") satisfactory in all respects to both parties, and to the approval of the transaction by all corporate actions required by the respective parties, Skypath shareholders will receive a total of 400,000 (four-hundred thousand) common shares of Oxford in exchange for 100% of the outstanding shares and warrants of Skypath, 200,000 (two hundred thousand) shares to be issued upon acceptance of the Transaction agreement and closing, 200,000 (two hundred thousand) to be issued equally divided, 1 (one) year from the date of closing in equal percentages according to ownership in Skypath, total of (four-hundred thousand) outstanding shares, in a transaction which is intended to be tax free.  The parties will structure the transaction in a manner so that each of the parties can comply with applicable legal, tax and accounting requirements.

(b)

Oxford agrees to put $100,000 (one hundred thousand dollars) in an operating account for Skypath, to be used for operational cash flow.

(c)

Norris Palmer and Sam Walker agree to sign a minimum 2 year (two) employment agreement, Tracy Walker agrees to sign a minimum of a 1 (one) year employment agreement, satisfactory to both parties.

(d)

Skypath agrees to present documentation, at the Close proving that the Direct TV agreement is in full force and effect.

(e)

The parties will cooperate to complete the transaction at the earliest reasonable time.  The parties intend to immediately negotiate the definitive agreements, and commence preparation of all necessary filings.

(f)

Each of the parties will use its best efforts to obtain all necessary consents required of it from third parties relating to the Transaction, and to cooperate with the other party in its efforts in such respects.

(g)

Oxford will use its best efforts to seek listing a public exchange, and to cause Oxford’s Common Stock to qualify for such continued listing, and Oxford shall cooperate in such efforts.

(h)

Oxford agrees to develop an Employee Stock Option plan for current and future employees.

(i)

Skypath understands it must be audited from an SEC approved auditor prior to the Close.

2.

Transaction Agreement.  Counsel for Oxford will prepare a draft of the Transaction Agreement which will contain such further representations and warranties and terms and conditions as are customarily included in such an agreement, including, without limitation, the completion of due diligence by the respective parties.

3.

Approvals and Consents.  It is currently anticipated that the Transaction shall require approval of each respective parties' Board of Directors and shareholders as may be required by their governing documents and applicable law.  The Board of Directors of Oxford will, subject to their fiduciary duties, recommend the Transaction to its stockholders, and, subject to the requirements of applicable law, Oxford will seek consent from holders of its Stock in writing or at a special meeting to the Transaction, pursuant to a proxy statement to be filed by Oxford with the Securities and Exchange Commission, if deemed necessary.  Oxford will provide, and be responsible for, all required information about Oxford and its affiliates for inclusion in the proxy statement.  Skypath will be responsible for all other information therein.  The parties and their respective representatives or counsel will consult each other concerning the form and content thereof.

4.

Confidentiality.  Each of the parties, and their employees and representatives, will keep the existence of this Letter, the negotiations, and all non-public information received from the other party or its employees or representatives strictly confidential, unless required by applicable law.

5.

No Other Negotiations.  Until this Letter is terminated pursuant to Section 7, neither Skypath, Oxford  nor its agents or representatives shall, without the prior consent of Oxford, sell, agree to sell, enter into negotiations to sell, or discuss the sale of the assets of

Skypath or the stock of Skypath, to or with any party except as disclosed to Oxford in advance and agreed upon by both parties

6.

Fees and Expenses.  Each party agrees to pay their own legal; accounting and other fees and expenses incurred by it with respect to the transactions contemplated herein, whether or not the Transaction is consummated.

7.

Termination of Letter.  If the parties have not entered into a definitive agreement on or before October 29, 2004, each party shall be entitled to terminate this Letter effective on ten (10) days written notice to the other party.

8.

Binding Effect.  This Letter sets forth our understanding regarding the basic terms of the transactions described herein.  The parties acknowledge that this Letter does not contain all the material terms and provisions that will be applicable to the Transaction and is subject to Board of Directors approval on or before August 15, 2004.  Sections 4, 5, 6 and 7 shall be binding obligations of each of the parties during the term of this Letter of Intent, and Section 4 shall survive the termination of this Letter.  The parties agree that this Letter does not (other than with respect to Sections 4, 5, 6 and 7) create any binding obligations on any of the parties, but merely expresses our intent to proceed with the negotiation and preparation of definitive agreements reflecting these transactions.  Neither party shall have any rights or obligations whatsoever with respect to such Transaction prior to the execution and delivery of the definitive Transaction Agreement.

If the terms of this letter correctly confirm our understanding, please execute and date the enclosed copy and return it to the undersigned at your earliest convenience any time prior to July 31, 2004.  Facsimile transmission is acceptable.

Very truly yours,

OXFORD MEDIA Corp..

Date:

July ___, 2004

By:

Thomas Hemingway

Its:

Chief Executive Officer

AGREED TO AND ACCEPTED:

SkyPath Satellite Systems, Inc.

Date:

July ___, 2004

By:

Norris Palmer

Its:

Date:

July ___, 2004

By:

Samuel Walker

Its:

Date:

July ___, 2004

By:

John Enlow

Its:

Date:

July ___, 2004

By:

Tracy Walker

Its:

EXHIBIT 2.2

August 27, 2004

EMod Systems, Inc.

2364 Santa Anita Road

Norco, CA 92860

Re:

Letter of Intent Relating to Transaction

Ladies and Gentlemen:

The purpose of this letter of intent ("Letter") is modify a previous letter on intent dated February 18, 2004 between Mergence Corporation ( “ Mergence”) and eMod Systems, Inc. which set forth the understandings between Mergence  a Delaware corporation  and eMod Systems, Inc, a Delaware corporation ("EMod"), with respect to a proposed merger or other reorganization transaction between Mergence Corporation’s wholly owned subsidiary Oxford Media Corp., a Delaware corporation (“Oxford ”) and eMod.  Mergence sold its interest in Oxford as a perquisite for eMod to move forward with the proposed Oxford merger and the requirement that Oxford be a stand alone corporation.  According Oxford and eMod agree to move forward with the merger (“Transaction” under the following terms and conditions:

1.

Transaction.  Oxford  and EMod presently intend that, subject to the negotiation, execution and delivery of a definitive agreement (the "Transaction Agreement") satisfactory in all respects to both parties, and to the approval of the transaction by all corporate actions required by the respective parties, eMod will be acquired by Oxford in a reverse triangular merger  with Oxford ’s whereby Oxford will acquire  all of the shares of capital stock of eMod . Both eMod and Oxford intend that the Transaction  is intended to be tax free.  The parties will structure the transaction in a manner so that each of the parties can comply with applicable legal, tax and accounting requirements.  The Transaction Agreement shall contemplate the following terms:

(e)

EMod and Oxford presently intend that, subject to the negotiation, execution and delivery of a definitive agreement (the "Transaction Agreement") satisfactory in all respects to both parties, and to the approval of the transaction by all corporate actions required by the respective parties, EMod shareholders will receive 1,710,000 (one million-seven hundred and ten thousand) common shares of Oxford in exchange for 100% of the outstanding shares and warrants of EMod, in a transaction which is intended to be tax free.  The parties will structure the transaction in a manner so that each of the parties can comply with applicable legal, tax and accounting requirements.

(f)

Oxford represents:

i)

that it has issued a Letter of Intent to acquire 100% of the stock of SkyPath Satellite Systems, Inc. (“Skypath”) for 400,000 shares of stock.;

ii)

that Oxford’s operating management has purchase of all the Oxford’s stock owned by Mergence Corporation;

iii)

 that as of this date Oxford’s management own 2,560,000 shares of Oxford’s common stock which represents 100% of the outstanding common stock of Oxford;

iv)

 that in order to meet certain listing requirements of various stock exchanges it has agreed to issue upon SEC approval an additional 800,000 shares of Oxford’s common stock to a specified list of Mergence Corporation shareholders (“Stock Distribution”) which is estimated to be around 2,500 shareholders;

v)

that is will  prepared a private placement memorandum ( “PPM”) to raise one million dollars, and

vi)

that the capitalization of Oxford, assuming completion of the two mergers, completion of a fully-subscribed PPM and issuance of the stock distribution will be approximately as follows:

Oxford’s operating management           2,560,000 shares

eMod shareholders                                1,710,000 shares

Skypath shareholders                               400,000 shares

PPM investors                                       1,000,000 shares

Stock Distribution                                    800,000 shares

                                                               6,470,000 shares

(c)

800,000 shares of Oxford ’s Common Stock to be issued to Mergence  will be issued  800,000 shares  pro rata according to a specified list of beneficial owners as provided by Mergence.   Oxford, prior to such issuance, will file with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, a registration statement covering the shares. The Stock Distribution shall be made by Oxford only when and if the Securities and Exchange Commission shall have declared the registration statement effective.

(d)

The parties will cooperate to complete the transaction at the earliest reasonable time.  The parties intend to immediately negotiate the definitive agreements, and commence preparation of all necessary filings.

(e)

Each of the parties will use its best efforts to obtain all necessary consents required of it from third parties relating to the Transaction, and to cooperate with the other party in its efforts in such respects.

(f)

 Oxford  will use its best efforts to seek  listing on the NASDAQ electronic bulletin board.

2.

Transaction Agreement.  Counsel for Oxford  will prepare a draft of the Transaction Agreement which will contain such further representations and warranties and terms and conditions as are customarily included in such an agreement, including, without limitation, the completion of due diligence by the respective parties.

3.

Approvals and Consents.  It is currently anticipated that the Transaction shall require approval of each respective parties' Board of Directors and shareholders as may be required by their governing documents and applicable law.  The Board of Directors of Oxford  will, subject to their fiduciary duties, recommend the Transaction to its stockholders, and, subject to the requirements of applicable law, Oxford  will seek consent from holders of its Stock in writing or at a special meeting to the Transaction, pursuant to a proxy statement to be filed by Oxford  with the Securities and Exchange Commission, if deemed necessary.  Oxford  will provide, and be responsible for, all required information about Oxford  and its affiliates for inclusion in the proxy statement.  EMod will be responsible for all other information therein.  The parties and their respective representatives or counsel will consult each other concerning the form and content thereof.

4.

Confidentiality.  Each of the parties, and their employees and representatives, will keep the existence of this Letter, the negotiations, and all non-public information received from the other party or its employees or representatives strictly confidential, unless required by applicable law.

7.

No Other Negotiations.  Until this Letter is terminated pursuant to Section 7, neither EMod, Oxford , Oxford  nor its agents or representatives shall, without the prior consent of Oxford , sell, agree to sell, enter into negotiations to sell, or discuss the sale of the assets of EMod or the stock of EMod, to or with any party except as disclosed to Oxford  in advance and agreed upon by both parties

8.

Fees and Expenses.  Each party agrees to pay their own legal; accounting and other fees and expenses incurred by it with respect to the transactions contemplated herein, whether or not the Transaction is consummated.

7.

Termination of Letter.  If a definitive agreement has not been entered into by the parties on or before November 30, 2004, each party shall be entitled to terminate this Letter effective on two (2) days written notice to the other party.

8.

Binding Effect.  This Letter sets forth our understanding regarding the basic terms of the transactions described herein.  The parties acknowledge that this Letter does not contain all the material terms and provisions that will be applicable to the Transaction and is subject to Board of Directors approval on or before August 31, 2004.  Sections 4, 5, 6 and 7 shall be binding obligations of each of the parties during the term of this Letter of Intent, and Section 4 shall survive the termination of this Letter.  The parties agree that this Letter does not (other than with respect to Sections 4, 5, 6 and 7) create any binding obligations on any of the parties, but merely expresses our intent to proceed with the negotiation and preparation of definitive agreements reflecting these transactions.  Neither party shall have any rights or obligations whatsoever with respect to such Transaction prior to the execution and delivery of the definitive Transaction Agreement.

If the terms of this letter correctly confirm our understanding, please execute and date the enclosed copy and return it to the undersigned at your earliest convenience any time prior to August 31, 2004.  Facsimile transmission is acceptable.

Very truly yours,

Oxford Media Corp.

Date:

August 27, , 2004

By:

Thomas Hemingway

Its:

Chief Executive Officer

AGREED TO AND ACCEPTED:

eMod Systems, Inc.

Date:

August 27, 2004

By:

Its: